Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
David Berger
203-517-3104
dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST QUARTER FINANCIAL RESULTS

First quarter revenues of $40.7 million, up 17% versus the prior year

Strong integration successes — Joint go-to-market approach yields over 10 client wins; Solid execution against cost synergy program

Re-affirms full year guidance of revenues of approximately $180 million and Adjusted EBITDA margins at the twelve percent level

STAMFORD, Conn., May 9, 2011 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the first quarter of 2011.

First Quarter 2011 Results and Operating Highlights

ISG reported total revenues of $40.7 million, an increase of $5.8 million, or 17%, from $34.8 million in the first quarter of 2010.  The acquisitions of Compass and STA Consulting contributed $11.0 million in revenues which more than offset the anticipated decline in business from a major auto client totaling $2.7 million compared to the prior year.  Revenues before client reimbursable expenses (fee revenue) totaled $38.2 million.

ISG reported an operating loss of $5.2 million for the first quarter of 2011, including the $2.1 million in acquisition-related and restructuring costs.  This compares to the $1.7 million in operating income reported in the first quarter of 2010 with the lower income being driven by lower TPI revenue plus acquisition-related and restructuring costs for the quarter. The adjusted net loss was $0.1 million, or $0.00 per share, compared with $2.3 million, or $0.07 in the prior year’s first quarter.  Reported fully diluted earnings per share (EPS) was a loss of ($0.06) per share compared with $0.01 per share for the same prior year period in 2010.

First quarter 2011 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled a loss of $1.6 million compared with income of $4.9 million in the first quarter 2010.  Notably, this figure includes $1.0 million in acquisition-related costs associated with the two acquisitions that we closed in the first quarter of 2011 and $1.1 million in restructuring costs.  Excluding the $2.1 million in acquisition-related and restructuring costs, adjusted EBITDA for the first quarter of 2011 was $0.5 million.

“We are very pleased with the progress we are making on integrating the two acquisitions we completed during this quarter: Compass and STA Consulting.  We feel positive about the momentum we are generating in the market place, winning over ten joint Compass/TPI client proposals with more in the pipeline.  We also made progress against our cost synergy plan as we work to create the ISG One Platform of global shared services.  And we continue to have excellent success in Governance Services, re-signing two of our existing clients to multi-year agreements which will add incremental recurring revenue over the next three years ,” said Michael P. Connors, Chairman and CEO of ISG.

Reaffirms Revenue and Adjusted EBITDA Margin Guidance

“We are re-affirming our full year guidance for revenue of approximately $180 million and margins at the 12 percent level,” added Michael Connors.  “Our guidance is based on the strengthening momentum we see in our global sales pipelines and the cautious optimism reflected in the latest TPI Index.”

Capital and Liquidity

Cash and cash equivalents totaled $20.9 million, a net decrease of $25.1 million from December 31, 2010 levels. The decline in cash was driven by $15.6 million in acquisition-related costs, term loan principal and interest payments totaling $3.7 million and negative operating cash flow.

Total outstanding debt at March 31, 2011 was $73.1 million compared with $69.8 million at December 31, 2010.  ISG made principal repayments of $3.0 million during the first quarter of 2011 and added $6.3 million of debt associated with the Compass acquisition.  During the quarter, our lenders agreed to amend the total leverage ratio of the remaining life of the 2007 Credit Agreement to provide the Company with greater financing flexibility in return for additional quarterly term loan principal repayments.

Conference Call

ISG has scheduled a conference call at 5:30 p.m. this evening to discuss the Company’s financial results.  The call can be accessed by dialing 1-(800) 946-0708 or for international callers 001 (719) 457-2647.  The access code is 8063915.

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About Information Services Group, Inc.

Information Services Group (ISG), founded in 2006, is a leading technology insights, market intelligence and advisory services company. ISG has three go-to-market brands: TPI, the leading independent data and sourcing advisory firm in the world; Compass, the premier independent global provider of business and information technology benchmarking, performance improvement, data and analytics services; and STA Consulting, a premier independent information technology advisor serving the public sector. The company has nearly 700 employees and operates in 21 countries. Based in Stamford, Conn., ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2011 and March 31, 2010.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of July 31, 2010), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Revenues	$40,658	$34,844
Operating expenses
Direct costs and expenses for advisors	24,230	18,481
Selling, general and administrative	18,904	12,338
Depreciation and amortization	2,711	2,359
Operating (loss) income	(5,187)	1,666
Interest income	30	35
Interest expense	(882)	(794)
Foreign currency transaction gain (loss)	37	(105)

(Loss) income before taxes	(6,002)	802
Income tax benefit (provision)	3,957	(342)
Net (loss) income	$(2,045)	$460

Weighted average shares outstanding:
Basic	36,104	31,922
Diluted	36,104	32,134

(Loss) earnings per share:
Basic	$(0.06)	$0.01
Diluted	$(0.06)	$0.01

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Net (loss) income	$(2,045)	$460
Plus:
Interest expense (net of interest income)	852	759
Income taxes	(3,957)	342
Depreciation and amortization	2,711	2,359
Foreign currency transaction	(37)	105
Non-cash stock compensation	877	848
Adjusted EBITDA (1)	$(1,599)	$4,873

Net (loss) income	$(2,045)	$460
Plus:
Non-cash stock compensation	877	848
Intangible amortization	2,345	1,978
Foreign currency transaction	(37)	105
Tax effect (2)	(1,210)	(1,114)
Adjusted net (loss) income	$(70)	$2,277

Weighted average shares outstanding:
Basic	36,104	31,922
Diluted	36,104	32,134

Adjusted (loss) earnings per share:
Basic	$(0.00)	$0.07
Diluted (3)	$(0.00)	$0.07

(1)          Adjusted EBITDA excluding $1.0 million of deal costs and $1.1 million of restructuring for the first quarter of 2011 totaled $0.5 million.

(2)          Marginal tax rate of 38% applied.

(3)          Adjusted earnings per share excluding $1.0 million of deal costs and $1.1 million of restructuring for the first quarter of 2011 totaled $0.03.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2011	Three Months Ended	Constant currency	March 31, 2010
	March 31, 2011	impact (1)	Adjusted	March 31, 2010	impact (1)	Adjusted
Revenue	$40,658	$(1,222)	$39,436	$34,844	$(415)	$34,429
Operating loss	$(5,187)	$88	$(5,099)	$1,666	$(308)	$1,358
Adjusted EBITDA	$(1,599)	$84	$(1,515)	$4,873	$(308)	$4,565

(1) Foreign currency rates as of July 31, 2010 used for constant currency translation.